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                                                                    EXHIBIT 23.2

            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Board of Directors

SPSS Inc.:

     We consent to the incorporation by reference in the registration statements (333-90694, 333-87374, 333-57168, 333-45900, 333-25869, 33-73130, 33-80799, 33-
73120, 333-63167, 33-74402, 333-75674, 333-108663, 333-120066, and 333-125824)
on Form S-8, and the registration statements (333-41207, 333-21025, 333-10423, 333-30460, 333-71236, and 333-108048) on Form S-3, of our report dated March 16,
2005, with respect to the consolidated balance sheet of SPSS Inc. and subsidiaries as of December 31, 2004, and the related consolidated statements of income, comprehensive income, stockholders' equity, and cash flows for each of the years in the two-year period ended December 31, 2004, and the related consolidated financial statement schedule, which report appears in the December 31, 2005 annual report on Form 10-K of SPSS Inc.

     Our report dated March 16, 2005, contains an explanatory paragraph that refers to the Company's adoption of Statement of Financial Accounting Standards
(SFAS) No. 150, "Accounting for Certain Financial Instruments with Characteristics of both Liabilities and Equity" effective July 1, 2003.

                                        /s/ KPMG LLP
Chicago, Illinois
February 28, 2006